Delaware Page 1 The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BELLICUM PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JUNE, A.D. 2020, AT 8:23 O`CLOCK P.M. 3829024 8100 Authentication: 203115158 SR# 20205708351 Date: 06-16-20 You may verify this certificate online at corp.delaware.gov/authver.shtml